FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND CONDITIONAL
AGREEMENT TO AMEND THE LOAN DOCUMENTS

     FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND CONDITIONAL AGREEMENT TO AMEND THE LOAN DOCUMENTS (this “Amendment”) dated as of January 12, 2004 by and among Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), Atlas Air, Inc., a Delaware corporation (the “Company”), the financial institutions listed on the signature pages hereof (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

     WHEREAS, the Company, the Lenders and the Administrative Agent are party to (i) that certain Fourth Amended and Restated Credit Agreement dated as of April 25, 2000 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”) and (ii) the Forbearance Agreement and Conditional Agreement to Amend the Loan Documents dated as of July 3, 2003 (as amended, modified or supplemented prior to the date hereof, the “Forbearance Agreement”), among Holdings, the Company, the Lenders and the Administrative Agent; and

     WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Forbearance Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. Section 1(c) of the Forbearance Agreement is hereby amended by deleting the text “the date occurring 180 days after the Agreement Effective Date” in clause (i) of the first sentence of said Section, which is defined as the “Outside Date” and replacing such text with the text “February 3, 2004,” such that the “Outside Date” for all purposes of the Forbearance Agreement shall be February 3, 2004.

     2. This Amendment shall become effective on the date (the “Amendment Effective Date”) when Holdings, the Company and the Requisite Lenders have signed a counterpart hereof (whether the same or different counterparts) and have delivered (including by way of facsimile) the same to the Administrative Agent.

     3. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and each Lender that on the Amendment Effective Date, after giving effect to this Amendment, (i) no Agreement Event of Default under the Forbearance Agreement shall exist and be continuing, other than with respect to (x) payments to the holders of the obligations under the Pass Through Trust Agreements in an amount equal to $69,657,972.64 and (y) lease and other payments in an amount equal to approximately $5,000,000 in contravention of the payment moratorium established by Holdings pursuant to the Program, in each case in contravention of subclause (iv) of the first sentence of Section 1(c) of the Forbearance Agreement and (ii) all of the

representations and warranties contained in the Forbearance Agreement shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specified date).

     4. In consideration of the Administrative Agent’s and each Lender’s execution of this Amendment, each Loan Party unconditionally and irrevocably acquits and fully forever releases and discharges each Lender and the Administrative Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Loan Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the date hereof and which were in any manner related to this Amendment, the Forbearance Agreement, the Credit Agreement, any other Loan Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Loan Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

     5. The Company agrees and acknowledges that all Obligations under the Credit Agreement are owed by it subject to no defense, set-off right or counterclaim, and each Loan Party agrees that each of the Loan Documents to which it is a party is valid and enforceable by the Lenders and the Administrative Agent against such Loan Party. Each Loan Party hereby reaffirms all of its obligations under each of the Loan Documents to which it is a party. Each Loan Party agrees that it shall not dispute the validity or enforceability of the Loan Documents, any of its obligations thereunder, or the validity, priority, enforceability or extent of the Administrative Agent’s Lien against any item of collateral described in the Loan Documents, in any judicial, administrative or other proceeding.

     6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

     7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     8. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver, or modification of any other term or condition of the Forbearance Agreement, the Credit Agreement, any other Loan Document, or any of the instruments or agreements referred to therein, or prejudice any other right or rights that the Administrative Agent, the Lenders, or any of them may now have or may have in the future under or in connection with the Forbearance Agreement, the Credit Agreement, any other Loan Document, or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Forbearance Agreement shall continue in full force and effect. The Company agrees that none of the parties hereto has any obligation whatsoever to grant any additional amendments, waivers, extensions or forbearances. From and after the Amendment Effective Date, all references in the Forbearance Agreement shall be deemed to be references to the Forbearance Agreement as modified hereby.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first written above.

ATLAS AIR, INC.

By:	/s/ WILLIAM C. BRADLEY

Name: William C. Bradley
Title: Vice President & Treasurer

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ WILLIAM C. BRADLEY

Name: William C. Bradley
Title: Vice President & Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent and Lender

By:	/s/ DAVID S. BELL

Name: David S. Bell Title: Director